2006 - 2007 D&O / E&O Liability Insurance Premium Allocation

Fund Name	Commencement of Operations	Limit of Liability	Net Assets as of 9/30/06	Premium Based on Net Assets as of 9/30/06
Policy Period (October 26, 2006 - October 26, 2007)
1) S&P 500 GEARED Fund Inc.	11/1/2004	$525,000	$113,047,096	$5,390
2) Defined Strategy Fund Inc.	12/28/2004	$525,000	$119,080,631	$5,678
3) Dow 30 Premium & Dividend Income Fund Inc.	4/29/2005	$600,000	$221,083,175	$10,541
4) S&P 500 Covered Call Fund Inc.	3/31/2005	$750,000	$310,158,289	$14,788
5) Small Cap Premium & Dividend Income Fund Inc.	7/29/2005	$600,000	$248,897,428	$11,867
6) Enhanced S&P 500 Covered Call Fund Inc.	9/30/2005	$600,000	$178,462,227	$8,509
7) Global Income & Currency Fund Inc.	4/28/2006	$525,000	$138,334,428	$6,596

IQ Funds				$63,368
IQ Advisors*				$134,885

Annual Premium				$198,253

Total coverage is $10,000,000.

*	Premiums for future funds are reflected in the IQ Advisors total until commencement of the open-end initiative allows for a proper allocation.

Prepared on November 27, 2006

2006 - 2007 Fidelity Bond Liability Insurance Premium Allocation

Fund Name	Commencement of Operations	Fidelity Limit of Liability	Gross Assets as of 9/30/06	Premium Based on Limit of Liability as of 9/30/06
Policy Period (Oct. 26, 2006 - Oct. 26, 2007)
1) S&P 500 GEARED Fund Inc.	11/1/2004	$525,000	$127,120,312	$2,831
2) Defined Strategy Fund Inc.	12/28/2004	$600,000	$226,447,853	$3,236
3) Dow 30 Premium & Dividend Income Fund Inc.	4/29/2005	$600,000	$223,005,875	$3,236
4) S&P 500 Covered Call Fund Inc.	3/31/2005	$750,000	$312,267,287	$4,045
5) Small Cap Premium & Dividend Income Fund Inc.	7/29/2005	$600,000	$277,234,338	$3,236
6) Enhanced S&P 500 Covered Call Fund Inc.	9/30/2005	$600,000	$183,501,443	$3,236
7) Global Income & Currency Fund Inc.	4/28/2006	$600,000	$153,246,102	$3,236

		$4,275,000

IQ Funds				$23,054
IQ Advisors*				$47,322

Annual Premium				$70,376

Total limit of liability is $10,000,000.

*	Premiums for future funds are reflected in the IQ Advisors total until commencement of the open-end initiative allows for a proper allocation.

Prepared on November 27, 2006